Execution Copy

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     John Televantos ("Executive") and Foamex International Inc., a Delaware corporation (the "Company"), hereby enter into this First Amendment to the Employment Agreement between the Executive and the Company.

     WHEREAS, the Executive and Company executed an employment agreement, dated as of May 21, 1999 (the "Employment Agreement"); and

     WHEREAS, prior to January 29, 2001, the Executive served as the Chief Operating Officer of the Company, President of the Company's Foam Business Group and as a member of the Company's Board of Directors (the "Board"); and

     WHEREAS, the Executive was appointed by the Board as the President and Chief Executive Officer of the Company, effective as of January 29, 2001, at a meeting of the Board held on January 29, 2001; and

     WHEREAS, Section 6.6 of the Employment Agreement provides that it may be amended only by an instrument in writing signed by the parties thereto; and

     WHEREAS, the Company and the Executive wish to amend the Employment Agreement to add certain provisions approved by the Board at the meeting held on February 23, 2001.

     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Employment Agreement, it is agreed that the Employment Agreement shall be amended effective January 29, 2001, as follows:

                                       I.

     The first sentence of Section 1.1 of the Employment Agreement shall be revised to read as follows:

     Executive shall be employed as President and Chief Executive Officer of the Company.

                                       II.

     Section 1.2 of the Employment Agreement shall be amended to read as follows:

     1.2 Duties and Responsibilities. Subject to the Company's bylaws, Executive shall have such duties and responsibilities as are consistent with his positions, including, but not limited to, full authority for operating, personnel (including officer positions, subject to approval by the Board), and capital expenditure decisions, subject to supervision by the Board.

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                                      III.

     The first sentence of Section 3.1(a) of the Employment Agreement shall be amended by striking the number "300,000" and inserting the number "500,000" in lieu thereof.

                                       IV.

     Section 3.1(b) of the Employment Agreement shall be amended by adding a new sentence at the end thereof which shall read as follows:

               Executive shall be entitled to an automobile lease allowance of up to $1,250 per month and shall be reimbursed for all related expenses such as repair, insurance and gasoline.

                                       V.

     Subsection (ii) of Section 3.1(c) of the Employment Agreement shall be amended to read as follows.

               Executive shall be eligible to earn a fiscal year target bonus award of up to 100% of Base Salary during the Term ("Annual Bonus"), which shall be based upon the attainment of Company performance targets for the applicable fiscal year, as measured against a written set of reasonable performance criteria communicated to Executive for such fiscal year. It is expressly agreed by the parties that with respect to fiscal year 2001, the Annual Bonus shall not be less than $250,000 (the "Guaranteed Bonus"). The bonus for fiscal year 2001 and all subsequent years shall be paid within 30 days after final determination by the Board of the amount payable, but in no event later than 100 days after the end of the fiscal year to which the bonus relates.

                                       VI.

     Section 3.1(e) of the Employment Agreement shall be amended by adding new Subsections (ii), (iii) and (iv) which shall read as follows:

               (ii) Executive shall be granted Options to purchase 50,000 shares of Common Stock at such times options are generally granted to executives in respect of the 2001 fiscal year (the "Grant Date") at a price per share equal to the fair

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               market  value of a share of the Common  Stock
               on the Grant Date. Such Options shall be granted under the Company's existing stock option plan and shall be nonqualified stock options. The Options shall vest as to 10,000 of the Options on each of the first, second, third, fourth and fifth anniversaries of the Grant Date; provided, however, that in the event (A) a Change in Control occurs, (B) a
               Going   Private   Transaction   occurs,   (C)
               Executive's  employment is terminated without
               Cause,    (D)   Executive    terminates   his
               employment   for   Good   Reason,    or   (E)
               Executive's   employment   is  terminated  on
               account of his death or Disability, the Options shall become immediately vested. If Executive's employment terminates for the reasons referenced in the preceding sentence, all Options which vest or were vested as of the date Executive's employment is terminated shall be fully exercisable for one year
               thereafter.   If  Executive's  employment  is
               terminated   for  any  reason   that  is  not
               referenced in the second preceding sentence, all unvested Options shall lapse and be
               canceled   and  all  vested   Options   shall
               exercisable for 90 days thereafter.

               (iii) Executive shall be granted Options on February 23, 2001 (the "February Options") to purchase 100,000 shares of Common Stock at a price per share equal to the fair market value of a share of the Common Stock on February 23, 2001 (the "February Grant Date"). The February Options shall be granted under the Company's existing stock option plan and shall be nonqualified stock options. One-third of the February Options shall vest on each of the third, fourth and fifth anniversaries of the February Grant Date;
               provided, however, that in the event Executive's employment is terminated without Cause or if Executive terminates his employment for Good Reason, the February Options shall become immediately vested and fully exercisable for one year thereafter. If Executive's employment is terminated for any reason that is not referenced in the preceding sentence, all unvested February Options shall lapse and be canceled and all vested February Options shall exercisable for 90 days thereafter.

               (iv) Executive shall be granted also Options on February 23, 2001 ("Performance Options") to purchase 200,000 shares of Common Stock at a price per share equal to the fair market value of a share of the Common Stock on the February Grant Date. The Performance Options shall

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               be granted under the Company's existing stock
               option plan and shall be nonqualified stock options. The Performance Options shall vest on the earlier of (A) the third anniversary of the February Grant Date, but only with
               respect  to  a  number  of  the   Performance
               Options  equal  to  100%  of the  Performance
               Options reduced by 12.5% for each of the eight calendar quarters, beginning on April 1, 2001, in which the Company's subsidiaries fail to comply with the financial covenants set forth in Article X of each of (1) the amended and restated Credit Agreement, dated as of June 29, 1999, among Foamex, L.P., FMXI, Inc., the lenders and issuing banks party thereto and Citicorp USA, Inc. and The
               Bank  of  Nova  Scotia,   as   Administrative
               Agents, and (2) the Credit Agreement, dated as of February 27, 1998, among Foamex Carpet Cushion, Inc., the lenders and issuing banks party thereto and Citicorp USA, Inc. and The
               Bank  of  Nova  Scotia,   as   Administrative
               Agents, as each of such agreements is in effect on January 29, 2001, or (B) regardless of the performance criteria described in Clause (A), as to 100% of the Performance Options, on the seventh anniversary of the
               February  Grant  Date.   Notwithstanding  the
               foregoing,   if  Executive's   employment  is
               terminated without Cause or if Executive terminates his employment for Good Reason, 100% of the Performance Options shall become immediately vested and fully exercisable for
               one   year    thereafter.    If   Executive's
               employment is terminated for any reason that is not referenced in the preceding sentence, all unvested Performance Options shall lapse and be canceled and all vested Performance
               Options   shall   exercisable   for  90  days
               thereafter.

                                      VII.

     Subsection (iii) of Section 5.4 of the Employment Agreement shall be revised to read as follows:

               (iii) a material diminution occurs in the duties and responsibilities of Executive
               (e.g., Executive is placed in a reporting relationship to anyone other than the Board, including the Executive Committee of the Board) and such diminution is not cured within 15 days after written notice of the same is received by the Company;

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                                      VIII.

     Subsection (v) of Section 5.4 of the Employment Agreement shall be revised to read as follows:

               (v) Executive is removed from the position of President or Chief Executive Officer;

                                       IX.

     Except as otherwise set forth herein, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement as of February 23, 2001 and effective as of the 29 day of January, 2001.

                                  FOAMEX INTERNATIONAL INC.


                                          By:  __________________________
                                               Name:
                                               Title:

                                               __________________________
                                               John Televantos, Executive